UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 13, 2007

XTO ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Executive Compensation. On November 13, 2007, the Board of Directors of the Company, on the recommendation of the Compensation Committee and the Corporate Governance and Nominating Committee of the board, approved a new matching charitable contribution program for directors and officers of the Company as an extension of the Company’s previously announced program to support higher education. Under the program, the Company will match, on a $3.00 for every $1.00 basis, up to $250,000 in contributions made by the President, Senior Executive Vice President, Executive Vice Presidents and non-employee directors of the Company to designated universities or colleges prior to the end of December 31, 2010, or any pledge made prior to that date that does not extend more than three years from the date of the pledge. Additionally, the Company will match, on a $2.50 for every $1.00 basis, up to $50,000 in contributions made by the Senior Vice Presidents of the Company, and on a $2.00 for every $1.00 basis, up to $35,000 in contributions made by other officers of the Company, to designated universities or colleges prior to the end of December 31, 2010, or any pledge made prior to that date that does not extend more than three years from the date of the pledge.
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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: November 19, 2007	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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